                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 5th day of January, 1998, by and between System Software Associates, Inc., a Delaware corporation (the "Employer"), and William Stuek (the "Executive"), effective upon the joint execution by the Employer and the Executive.

                                    RECITALS
                                    --------

     A. The Employer desires that the Executive provide services for the benefit of the Employer and its affiliates and the Executive desires to accept such employment with the Employer.

     B. The Employer and the Executive acknowledge that the Executive will be a member of the senior management team of the Employer and, as such, will participate in creating and implementing the Employer's business plan.

     C. In the course of employment with the Employer, the Executive will have access to certain confidential information that relates to or will relate to the business of the Employer and its affiliates.

     D. The Employer desires that any such information not be disclosed to other parties or otherwise used for unauthorized purposes.

     NOW, THEREFORE, in consideration of the above premises and the following mutual covenants and conditions, the parties agree as follows:

     1. Employment. The Employer shall employ the Executive as its Chief Operating Officer through October 31, 1998. Effective November 1, 1998, subject to approval by the Board of Directors of the Employer (the "Board"), the Executive shall become Chief Executive Officer of the Employer. In addition to the foregoing, the Employer covenants and agrees that, as soon as reasonably practicable after January 5, 1998, but in no event later than thirty (30) calendar days thereafter, the Executive will be elected as a Director of the Employer. The Executive hereby accepts such employment and positions on the following terms and conditions.

     2. Duties. The Executive shall work for the Employer in a full-time capacity. The Executive shall, prior to November 1, 1998, have the duties, responsibilities, powers, and authority customarily associated with the position of Chief Operating Officer, which duties shall include, but not be limited to, responsibility for all field-related activities on a worldwide basis, including all sales, marketing, services and other relationships. Effective November 1, 1998, and during the remaining term of this Agreement, the Executive shall, upon approval by the Board, have the duties, responsibilities, powers and authority customarily associated with the position of Chief Executive Officer, which duties shall include those associated with the position of Chief Operating Officer and, in addition thereto, responsibility for the overall financial operations and selected research and development activities of the Employer. Prior to November 1, 1998, the Executive shall report to, and follow the direction of, the Chief Executive Officer of the Employer. In addition to, or in lieu of, the foregoing, the Executive also shall perform such other and unrelated services and duties as may be assigned to him from time to time by the Chief Executive Officer or, after October 31, 1998, by the Board. The Executive shall diligently, competently, and faithfully perform all duties, and shall devote his entire business time, energy, attention, and skill to the performance of duties for the Employer or its affiliates and will use his best efforts to promote the interests of the Employer. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic, religious, or charitable boards or committees, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Employer in accordance with this Agreement.

     3. Executive Loyalty. The Executive shall devote all of his time, attention, knowledge, and skill solely and exclusively to the business and interests of the Employer, and the Employer shall be entitled to all benefits and profits arising from or incident to any and all work, services, and advice of the Executive. The Executive expressly agrees that during the term of this Agreement, he shall not engage, directly or indirectly, as a partner, officer, director, stockholder, advisor, agent, employee, or in any other form or capacity, in any other business similar to that of the Employer. The foregoing notwithstanding, nothing herein contained shall be deemed to prevent the Executive from investing his money in the capital stock or other securities of any corporation whose stock or securities are publicly-owned or are regularly traded on any public exchange, nor shall anything herein contained be deemed to prevent the Executive from investing his money in real estate.

     4. Term of Employment. Unless sooner terminated as hereinafter provided, this Agreement shall be entered into for a period of five (5) years, commencing on January 5, 1998 and ending on January 4, 2003.

     5.  Compensation.

          A. Salary. The Employer shall pay the Executive an annual salary of $500,000, payable in substantially equal installments in accordance with the Employer's payroll policy from time to time in effect. The Executive's salary shall be subject to any payroll or other deductions as may be required to be made pursuant to law, government order, or by agreement with, or consent of, the Executive.

          B. Incentive Bonus. The Executive shall participate in an annual bonus program which program shall provide the Executive with an opportunity to achieve a targeted annual bonus of up to $300,000. The actual terms and conditions of the annual bonus program shall be established by the Employer, shall be memorialized in a written document to be prepared by the Employer and which will be incorporated herein by reference, and will provide for the payment of an annual bonus hereunder if the Employer achieves specified quarterly and annual earnings targets and if the Executive achieves specified personal management objectives agreed upon by the Executive and the Board prior to the beginning of each fiscal year of the Employer.

For the Employer's fiscal year ending October 31, 1998, the bonus criteria shall be established on or before April 1, 1998. Any bonus earned hereunder shall be payable no later than sixty (60) days following the end of the Employer's fiscal year in which the bonus is earned.

          C. Stock Options. Effective on the date hereof, the Employer shall grant the Executive stock options to purchase three hundred thousand (300,000) shares of the common stock of the Employer in accordance with and pursuant to the terms of the Employer's Long-Term Incentive Plan. The grant of such stock options has been memorialized in the Option Agreement attached hereto as Exhibit
A. Effective upon the Executive's appointment as Chief Executive Officer of the Employer, the Employer shall grant the Executive stock options to purchase an additional three hundred thousand (300,000) shares of the common stock of the Employer in accordance with and pursuant to the terms of the Employer's Long-Term Incentive Plan. The grant of such stock options will be memorialized in an option agreement in substantially the form set forth in Exhibit B hereof.

          D. Stock Level Bonus. Provided the closing sale price of the Employer's common stock as reported on the Nasdaq National Market System shall be equal to or in excess of an average of $50.00 per share, as adjusted for stock splits, for any one hundred eighty (180) consecutive calendar days during the period of the Executive's employment (the "Bonus Measurement Period"), the Executive shall be entitled to a one-time bonus of $5,000,000, such bonus to be earned only upon the initial attainment of such average during any one hundred eighty (180) consecutive calendar day period. In addition, the Executive shall be entitled to such bonus, if it was not otherwise earned, upon a business combination by the Employer during the period of the Executive's employment with any corporation or other entity through the adoption of a plan of merger or consolidation or a sale exchange or through the sale of all or substantially all of the capital stock or assets of the Employer, if the Board determines that such business combination results in a value to the Employer that equals or exceeds $50.00 per share, as adjusted for stock splits. The bonus, if earned, shall be payable in five (5) equal annual installments of $1,000,000 each, with the first installment to be paid within thirty (30) days of the expiration of the Bonus Measurement Period (or the business combination, if applicable) and the remaining four (4) installments to be paid on the first through fourth anniversaries of the first payment hereunder. Any installment remaining due hereunder shall be payable to the Executive regardless of whether the Executive is employed by the Employer at the time such installment is due and payable.

          E. Engagement Bonus. The Executive shall be entitled to receive a one-time engagement bonus in recognition of his execution of this Agreement and his resignation from IBM prior to March 31, 1998. The engagement bonus shall be payable, at the election of the Executive, between January 5, 1998 and April 5, 1998, and shall be equal to the sum of (i) $1,050,000, plus (ii) the appreciation in the value of the Executive's IBM options (the "IBM Option Appreciation"). The IBM Option Appreciation shall be equal to twelve thousand (12,000) multiplied by the excess of the fair market value of a share of IBM stock at the close of business on January 5, 1998 over $62. The engagement bonus shall be payable through the issuance of up to one hundred thousand (100,000) shares of restricted Employer common stock, with the restrictions lapsing in five (5) equal annual installments of up to 20,000 shares each on

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

January 5, 1998 and the following four annual anniversaries thereof or, if earlier, upon the Executive's termination of employment under Paragraphs 7A, 7C or 7E. Any amount owed hereunder which exceeds the value of such shares of Employer common stock (as determined on the date of payment) shall be payable in a single cash payment on or before April 5, 1998.

          F. Other Benefits. During the term of this Agreement, the Employer shall:

               (1) include the Executive in any life insurance, disability insurance, medical, dental or health insurance, vacation, savings, pension and retirement plans and other benefit plans or programs (including, if applicable, any excess benefit or supplemental executive retirement plans) maintained by the Employer for the benefit of its executives; and

               (2) include the Executive in such perquisites as the Employer may establish from time to time that are commensurate with his position and at least comparable to those received by other executives of the Employer.

     6. Expenses. The Employer shall reimburse the Executive for all reasonable and approved business expenses, provided the Executive submits paid receipts or other documentation acceptable to the Employer and as required by the Internal Revenue Service to qualify as ordinary and necessary business expenses under the Internal Revenue Code of 1986, as amended (the "Code").

     7. Termination. Notwithstanding anything in Paragraph 4 of this Agreement to the contrary, the Executive's services shall terminate upon the first to occur of the following events:

          A. Upon the Executive's date of death or the date the Executive is given written notice that he has been determined to be disabled by the Employer. For purposes of this Agreement, the Executive shall be deemed to be disabled if the Executive, as a result of illness or incapacity, shall be determined to be disabled in accordance with the terms of the Employer's Long-Term Disability Plan, as in effect from time to time. A termination of the Executive's employment by the Employer for disability shall be communicated to the Executive by written notice and shall be effective on the tenth (10th) calendar day after receipt of such notice by the Executive, unless the Executive returns to full-time performance of his duties before such tenth (10th) calendar day.

          B. On the date the Employer provides the Executive with written notice that he is being terminated for "cause." For purposes of this Agreement, the Executive shall be deemed terminated for cause if the Employer terminates the Executive after the Executive:

               (1) shall have been indicted (or the equivalent thereof) for any felony including, but not limited to, a felony involving fraud, theft, misappropriation, dishonesty, or embezzlement;

               (2) shall have committed intentional acts of gross misconduct that materially impair the goodwill or business of the Employer or cause material damage to its property, goodwill, or business; or

               (3) shall have refused to, or willfully failed to, perform his material duties hereunder, provided, however, that no termination under this subparagraph (3) shall be effective unless the Executive does not cure such refusal or failure to the Employer's satisfaction as soon as practicable after the Employer gives the Executive written notice identifying such refusal or failure (and, in any event, within thirty (30) calendar days after receipt of such written notice).

No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that his action or omission was in the best interests of the Employer. A termination of the Executive's employment for Cause shall be effected in accordance with the following procedures. The Employer shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Board Meeting for Cause. The "Board Meeting for Cause" means a meeting of the Board at which the Executive's termination for Cause will be considered, that takes place not less than ten (10) and not more than twenty (20) business days after the Executive receives the Notice of Termination for Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Board Meeting for Cause. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Board Meeting for Cause by a majority vote of the entire membership of the Board (exclusive of the Executive, who shall recuse himself from such a vote), stating that in the good faith opinion of the Board, the Executive is guilty of the conduct described in the Notice of Termination for Cause, and that such conduct constitutes Cause under this Agreement.

          C. On the date the Executive terminates his employment for "Good Reason." For purposes of this Agreement, "Good Reason" means the failure of the Executive to be appointed Chief Executive Officer of the Employer on or about November 1, 1998.

          D. On the date the Executive terminates his employment for any reason, other than for the reason set forth in Paragraph 7C, provided that the Executive shall give the Employer ninety (90) days written notice prior to such date of his intention to terminate this Agreement.

          E. On the date the Employer terminates the Executive's employment for any reason, other than a reason set forth in Paragraph 7B, provided that the Employer shall give the Executive ninety (90) days written notice prior to such date of its intention to terminate this Agreement.

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

     8.  Compensation Upon Termination.

          A. If the Executive's services are terminated pursuant to Paragraph 7A, 7B, or 7D, the Executive shall be entitled to his salary through his final date of active employment, plus any accrued but unused vacation pay. The Executive also shall be entitled to any benefits mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) or required under the terms of any death, insurance, or retirement plan, program, or agreement provided by the Employer and to which the Executive is a party or in which the Executive is a participant, including, but not limited to, any short-term or long-term disability plan or program, if applicable.

          B. If the Executive's services are terminated pursuant to Paragraph 7C or 7E, the Executive shall be entitled to his salary through his final date of active employment, plus any accrued but unused vacation pay. The Executive also shall be entitled to the continuation of his current base salary (as set forth in Paragraph 5A) for a period of twenty-four (24) months or, if lesser, through the end of the term of this Agreement (the "Salary Continuation Period"), provided (a) he signs an agreement that releases the Employer from actions, suits, claims, proceedings and demands related to the period of employment and/or the termination of employment, and (b) the Employer shall be permitted to offset from the severance pay hereunder any salary paid to the Executive during the ninety (90) day written notice period, if the Executive performs no services during such ninety (90) day written notice period. In addition, the terms of the stock option awards, and the rights of the Executive thereunder, shall continue to apply in the event of a termination hereunder. The Executive also shall be entitled to any benefits mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) or required under the terms of any death, insurance, or retirement plan, program, or agreement provided by the Employer and to which the Executive is a party or in which the Executive is a participant.

          C. This Paragraph 8 shall not supersede or invalidate any severance benefit agreement or other benefit plans to which the Executive is a party or in which the Executive is a participant; provided, however, if a change in control shall occur (as defined in Section 280G(b)(2)(a)(i) of the Code), and a determination is made by legislation, regulation, ruling directed to the Executive or the Employer, or court decision, that the aggregate amount of any payment made to the Executive hereunder, or pursuant to any plan, program, or policy of the Employer in connection with, on account of, or as a result of, such change in control constitutes "excess parachute payments" under the Code that are subject to the excise tax provisions of Section 4999 of the Code, or any successor sections thereof, the Executive shall be entitled to receive from the Employer, in addition to any other amounts payable hereunder, an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed thereon) and any excise tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the excise tax imposed. All determinations required to be made under this Paragraph 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a certified public accounting firm designated by the Employer and reasonably acceptable to the

Executive which is one of the four largest accounting firms in the United States (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Employer and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been an excess parachute payment, or such earlier time as is requested by the Employer. All fees and expenses of the Accounting Firm shall be borne solely by the Employer. Any Gross-Up Payment, as determined pursuant to this Paragraph 8 shall be paid by the Employer to the Executive within five (5) business days of the receipt of the Accounting Firm's determination. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Employer should have been made ("Underpayment") consistent with the calculations required to be made hereunder. In the event that the Employer exhausts its remedies hereunder and the Executive thereafter is required to make a payment of any excise tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Employer to or for the benefit of the Executive. The Executive shall notify the Employer in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Employer of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Employer of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Employer (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Employer notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

          (1) give the Employer any information reasonably requested by the Employer relating to such claim;

          (2) take such action in connection with contesting such claim as the Employer shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Employer;

          (3) cooperate with the Employer in good faith in order effectively to contest such claim; and

          (4) permit the Employer to participate in any proceedings relating to such claim;

provided, however, that the Employer shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any excise tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provision of this Paragraph 8C, the Employer shall control all proceedings taken in connection with such

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

contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Employer shall determine. Notwithstanding anything herein to the contrary, if, after the receipt by the Executive of an amount advanced by the Employer pursuant to this Paragraph 8C, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Employer's substantial compliance with the requirements of this Paragraph 8C) promptly pay to the Employer the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Employer pursuant to Paragraph 8C, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Employer does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     9. Protective Covenants. The Executive acknowledges and agrees that solely by virtue of his employment by, and relationship with, the Employer, he will acquire "Confidential Information", as hereinafter defined, as well as special knowledge of the Employer's relationships with its customers and business brokers, and that, but for his association with the Employer, the Executive will not have had access to said Confidential Information or knowledge of said relationships. The Executive further acknowledges and agrees (i) that the Employer has long term, near-permanent relationships with its customers and business brokers, and that those relationships were developed at great expense and difficulty to the Employer over several years of close and continuing involvement; (ii) that the Employer's relationships with its customers and business brokers are and will continue to be valuable, special and unique assets of the Employer and that the identity of its customers and business brokers is kept under tight security with the Employer and cannot be readily ascertained from publicly available materials or from materials available to the Employer's competitors; and (iii) that the Employer has the following protectable interests that are critical to its competitive advantage in the industry and would be of demonstrable value in the hands of a competitor: marketing strategies and research information and benchmarks; and plans, processes, customer networks and protocols. In return for the consideration described in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as a condition precedent to the Employer entering into this Agreement, and as an inducement to the Employer to do so, the Executive hereby represents, warrants, and covenants as follows:

          A. The Executive has executed and delivered this Agreement as his free and voluntary act, after having determined that the provisions contained herein are of a material benefit to him, and that the duties and obligations imposed on him hereunder are fair and reasonable and will not prevent him from earning a comparable livelihood following the termination of his employment with the Employer;

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

          B. The Executive has read and fully understands the terms and conditions set forth herein, has had time to reflect on and consider the benefits and consequences of entering into this Agreement, and has had the opportunity to review the terms hereof with an attorney or other representative, if he so chooses;

          C. The execution and delivery of this Agreement by the Executive does not conflict with, or result in a breach of or constitute a default under, any agreement or contract, whether oral or written, to which the Executive is a party or by which the Executive may be bound;

          D. The Executive agrees that, during the time of his employment and for a period of one (1) year after the termination of the Executive's employment hereunder for any reason whatsoever or for no reason, whether voluntary or involuntary, the Executive will not, except on behalf of the Employer, in any place or venue where the Employer or any affiliate, subsidiary, or division thereof now conducts or operates, or may conduct or operate, its business prior to the date of the Executive's termination of employment:

               (1) directly or indirectly, contact, solicit or direct any person, firm, or corporation to contact or solicit, any of the Employer's customers, prospective customers, or business brokers (as hereinafter defined) for the purpose of selling or attempting to sell, any products and/or services that are the same as or similar to the products and services provided by the Employer to its customers during the term hereof. In addition, the Executive will not disclose the identity of any such business brokers, customers, or prospective customers, or any part thereof, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever; and

               (2) directly or indirectly, whether as an investor (excluding investments representing less than five percent (5%) of the common stock of a public company), lender, owner, stockholder, officer, director, consultant, employee, agent, salesperson or in any other capacity, whether part-time or full-time, become associated with any business involved in the design, manufacture, marketing, or servicing of products then constituting ten percent (10%) or more of the annual sales of the Employer; and

               (3) solicit or accept if offered to him, with or without solicitation, on his own behalf or on behalf of any other person, the services of any person who is an employee of the Employer, nor solicit any of the Employer's employees to terminate employment with the Employer, nor agree to hire any employee of the Employer into employment with himself or any company, individual or other entity; and

               (4) act as a consultant, advisor, officer, manager, agent, director, partner, independent contractor, owner, or employee for or on behalf of any of the Employer's business brokers, customers, or prospective customers (as hereinafter defined), with respect to or in any way with regard to any aspect of the Employer's business and/or any other business activities in which the Employer engages during the term hereof;

          E. The Executive acknowledges and agrees that the scope described above is necessary and reasonable in order to protect the Employer in the conduct of its business and that, if the Executive becomes employed by another employer, he shall be required to disclose the existence of this Paragraph 9 to such employer and the Executive hereby consents to and the Employer is hereby given permission to disclose the existence of this Paragraph 9 to such employer;

          F. For purposes of this Paragraph 9, "customer" shall be defined as any person, firm, or entity that purchased any type of product and/or service from the Employer or is or was doing business with the Employer or the Executive within the twelve (12) month period immediately preceding termination of the Executive's employment. For purposes of this Paragraph 9, "prospective customer" shall be defined as any person, firm, or entity contacted or solicited by the Employer or the Executive (whether directly or indirectly) or who contacted the Employer or the Executive (whether directly or indirectly) within the twelve
(12) month period immediately preceding termination of the Executive's employment for the purpose of having such persons, firms, or entities become a customer of the Employer. For purposes of this Paragraph 9, "business broker" shall be defined as any person, firm, or entity who is or was doing business with the Employer or the Executive or who was contacted or solicited by the Employer or the Executive (whether directly or indirectly) or who contacted or solicited the Employer or the Executive (whether directly or indirectly) within the thirty-six (36) month period immediately preceding termination of the Executive's employment;

          G. The Executive agrees that both during his employment and thereafter the Executive will not, for any reason whatsoever, use for himself or disclose to any person not employed by the Employer any "Confidential Information" of the Employer acquired by the Executive during his relationship with the Employer. The Executive further agrees to use Confidential Information solely for the purpose of performing duties with the Employer and further agrees not to use Confidential Information for his own private use or commercial purposes or in any way detrimental to the Employer. The Executive agrees that "Confidential Information" includes but is not limited to: (1) any financial, business, planning, operations, services, potential services, products, potential products, technical information and/or know-how, formulas, production, purchasing, marketing, sales, personnel, customer, broker, supplier, or other information of the Employer; (2) any papers, data, records, processes, methods, techniques, systems, models, samples, devices, equipment, compilations, invoices, customer lists, or documents of the Employer; (3) any confidential information or trade secrets of any third party provided to the Employer in confidence or subject to other use or disclosure restrictions or limitations; and (4) any other information, written, oral, or electronic, whether existing now or at some time in the future, whether pertaining to current or future developments, which pertains to the Employer's affairs or interests or with whom or how the Employer does business. The Employer acknowledges and agrees that Confidential Information does not include (1) information properly in the public domain, or (2) information in the Executive's possession prior to the date of his employment with the Employer;

          H. During and after the term of employment hereunder, the Executive will not remove from the Employer's premises any documents, records, files, notebooks, correspondence, computer printouts, computer programs, computer software, price lists, microfilm, or other similar documents containing Confidential Information, including copies thereof, whether prepared by him or others, except as his duty shall require, and in such cases, will promptly return such items to the Employer. Upon termination of his employment with the Employer, all such items including summaries or copies thereof, then in the Executive's possession, shall be returned to the Employer immediately;

          I. The Executive recognizes and agrees that all ideas, inventions, enhancements, plans, writings, and other developments or improvements (the "Inventions") conceived by the Executive, alone or with others, during the term of his employment, whether or not during working hours, that are within the scope of the Employer's business operations or that relate to any of the Employer's work or projects, are the sole and exclusive property of the Employer. The Executive further agrees that (1) he will promptly disclose all Inventions to the Employer and hereby assigns to the Employer all present and future rights he has or may have in those Inventions, including without limitation those relating to patent, copyright, trademark or trade secrets; and
(2) all of the Inventions eligible under the copyright laws are "work made for hire." At the request of and without charge to the Employer, the Executive will do all things deemed by the Employer to be reasonably necessary to perfect title to the Inventions in the Employer and to assist in obtaining for the Employer such patents, copyrights or other protection as may be provided under law and desired by the Employer, including but not limited to executing and signing any and all relevant applications, assignments or other instruments. Notwithstanding the foregoing, pursuant to the Employee Patent Act, Illinois Public Act 83-493, the Employer hereby notifies the Executive that the provisions of this Paragraph 9 shall not apply to any Inventions for which no equipment, supplies, facility or trade secret information of the Employer was used and which were developed entirely on the Executive's own time, unless (1) the Invention relates (i) to the business of the Employer, or (ii) to actual or demonstrably anticipated research or development of the Employer, or (2) the Invention results from any work performed by the Executive for the Employer;

          J. The Executive acknowledges and agrees that all customer lists, supplier lists, and customer and supplier information, including, without limitation, addresses and telephone numbers, are and shall remain the exclusive property of the Employer, regardless of whether such information was developed, purchased, acquired, or otherwise obtained by the Employer or the Executive. The Executive agrees to furnish to the Employer on demand at any time during the term of this Agreement, and upon termination of this Agreement, his complete list of the correct names and places of business and telephone numbers of all of its customers served by him, including all copies thereof wherever located. The Executive further agrees to immediately notify the Employer of the name and address of any new customer, and report all changes of a location of old customers, so that upon the termination of this Agreement, the Employer will have a complete list of the correct names and addresses of all of its customers

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

with which the Executive has had dealings. The Executive also agrees to furnish to the Employer on demand at any time during the term of this Agreement, and upon the termination of this Agreement, any other records, notes, computer printouts, computer programs, computer software, price lists, microfilm, or any other documents related to the Employer's business, including originals and copies thereof; and

          K. It is agreed that any breach or anticipated or threatened breach of any of the Executive's covenants contained in this Paragraph 9 will result in irreparable harm and continuing damages to the Employer and its business and that the Employer's remedy at law for any such breach or anticipated or threatened breach will be inadequate and, accordingly, in addition to any and all other remedies that may be available to the Employer at law or in equity in such event, any court of competent jurisdiction may issue a decree of specific performance or issue a temporary and permanent injunction, without the necessity of the Employer posting bond or furnishing other security and without proving special damages or irreparable injury, enjoining and restricting the breach, or threatened breach, of any such covenant, including, but not limited to, any injunction restraining the Executive from disclosing, in whole or part, any Confidential Information. In addition to, but not in lieu of, the remedies contained herein, the Employer and the Executive agree that for purposes of this Agreement, damages will be difficult to assess and, in recognition thereof, the Executive shall pay and the Employer shall accept as liquidated damages, and not as a penalty, the sum of $250,000. The Executive acknowledges the truthfulness of all factual statements in this Agreement and agrees that he is estopped from and will not make any factual statement in any proceeding that is contrary to this Agreement or any part thereof.

     10. Notices. Any and all notices required in connection with this Agreement shall be deemed adequately given only if in writing and (a) personally delivered, or sent by first class, registered or certified mail, postage prepaid, return receipt requested, or by recognized overnight courier, (b) sent by facsimile, provided a hard copy is mailed on that date to the party for whom such notices are intended, or (c) sent by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; (c) with respect to notices sent by mail or overnight courier, the date as of which the Postal Service or overnight courier, as the case may be, shall have indicated such notice to be undeliverable at the address required by this Agreement; or (d) with respect to a facsimile, the date on which the facsimile is sent and receipt of which is confirmed. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed to his residence in the case of the Executive, or to its principal office in the case of the Employer.

     11. Waiver of Breach. A waiver by the Employer of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver or estoppel of any subsequent breach by the Executive. No waiver shall be valid unless in writing and signed by an authorized officer of the Employer.

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

     12. Assignment. The Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer.

     13. Entire Agreement. This Agreement sets forth the entire and final agreement and understanding of the parties and contains all of the agreements made between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto, with respect to the subject matter hereof. No change or modification of this Agreement shall be valid unless in writing and signed by the Employer and the Executive. If any provision of this Agreement shall be found invalid or unenforceable for any reason, in whole or in part, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify those restrictions in this Agreement that, once modified, will result in an agreement that is enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

     14. Headings. The headings in this Agreement are inserted for convenience only and are not to be considered a construction of the provisions hereof.

     15. Execution of Agreement. This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one agreement.

     16. Recitals. The recitals to this Agreement are incorporated herein as an integral part hereof and shall be considered as substantive and not precatory language.

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

     17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without reference to its conflict of law provisions. Any and all disputes arising under this Agreement, other than a dispute arising under Paragraph 9, initially shall be referred by the parties hereto to non-binding mediation for resolution. If such mediation is unsuccessful in resolving the dispute (or in the context of Paragraph 9 hereof), any court action commenced to enforce this Agreement shall have as its sole and exclusive venue the County of Cook, Illinois.

     IN WITNESS WHEREOF, the parties have set their signatures on the date first written above.

EMPLOYER:                          EXECUTIVE:

SYSTEM SOFTWARE ASSOCIATES,
INC.,

a Delaware corporation
                                   __________________________________
                                   William Stuek
By:________________________
Its:_______________________

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